Exhibit 23.3



          We consent to the use of the form of our opinion, Exhibit 8.1, regarding tax matters, filed on January 12, 1996, as part of the Registration Statement.



                                        Very truly yours,



                                        /s/ Jones & Keller, P.C.
                                        Jones & Keller, P.C.



Denver Colorado
January 12, 1996